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                                                                   EXHIBIT 21.01

                               INGRAM MICRO INC.

                                  SUBSIDIARIES
                              AS OF MARCH 14, 1998

                                                                      JURISDICTION
                                                                      ------------
 A.  Ingram Micro Export Company Ltd.............................    Barbados
 B.  Ingram Micro Inc............................................    Canada
 C.  Ingram Laboratories Division................................
 D.  Ingram Alliance Division....................................
 E.  CD Access Inc...............................................    Iowa
 F.  Ingram Micro Delaware Inc. .................................    Delaware
 G.  Ingram Micro Management Company.............................    California
 H.  Ingram Dicom S.A. de C.V.(1)................................    Mexico
     1. Export Services Inc......................................    California
 I.  Ingram European Coordination Center S.A./N.V................    Belgium
 J.  Ingram Micro S.A.R.L........................................    France
 K.  Ingram Micro N.V............................................    Belgium
 L.  Ingram Micro B.V............................................    The Netherlands
     1. Micro Communications Services B.V........................    The Netherlands
     2. Bright Communications B.V................................    The Netherlands
 M.  Ingram Micro S.p.A..........................................    Italy
 N.  Ingram Micro Holding GmbH...................................    Germany
     1. Ingram Micro Deutschland GmbH............................    Germany
     2. J & W Computer GmbH......................................    Germany
     (a) Ingram Micro AG.........................................    Switzerland
     (b) Ingram Micro Computer Ges.m.b.H.........................    Austria
     3. Ingram Micro GmbH Zweigniederlassung Oesterriech.........    Austria
 O.  Ingram Micro Holdings Limited...............................    United Kingdom
     1. Ingram Micro (UK) Limited................................    United Kingdom
     2. Metrocom Computer Systems Limited(3).....................    United Kingdom
     3. Document Technology Limited(3)...........................    United Kingdom
     4. Software Limited(3)......................................    United Kingdom
 P.  Ingram Micro Singapore Inc..................................    California
     1. Ingram Micro Hong Kong Ltd...............................    Hong Kong
     2. Capitage Trading Ltd.....................................    Hong Kong
 Q.  Ingram Micro Japan Inc......................................    Delaware
 R.  Ingram Micro S.A............................................    Spain
 S.  Ingram Micro AB.............................................    Sweden
     1. Ingram Micro A/S.........................................    Denmark
     2 Ingram Micro A.S..........................................    Norway
     3. Ingram Micro International OY(2).........................    Finland
 T.  Incro SA/AG(2)..............................................    Switzerland
 U.  IMI Washington Inc..........................................    Delaware
 V.  Ingram Funding Inc..........................................    Delaware
 W.  Ingram Micro CLBT Inc.......................................    Delaware

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
                                                                      JURISDICTION
                                                                      ------------
 X.  Ingram Micro Latin America..................................    Cayman Islands
     1. Ingram Micro Caribbean...................................    Cayman Islands
     2. Computacion Tecnica, S.A.................................    Chile
     3. Ingram Micro do Brazil...................................    Brazil
     (a) Systems & Solutions Information Ltda....................    Brazil
     4. Computacion Tecnica Peruana S.A..........................    Peru
 Y.  RND, Inc....................................................    Colorado
 Z.  Intelligent Advanced Systems, Inc...........................    Delaware
AA.  Intelligent Distribution Services, Inc......................    Delaware
BB.  Intelligent Express, Inc....................................    Pennsylvania
CC.  Intelligent SP, Inc.........................................    Colorado
DD.  Ingram Micro OY.............................................    Finland
EE.  Computek Enterprises (U.S.A.) Inc...........................    Florida
FF.  Ingram Micro Compania de Servicios S.A de C.V.(1)...........    Mexico
GG.  Ingram Micro Taiwan Inc.....................................    Delaware
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(1) 70% owned by Ingram Micro Inc.

(2) Dormant

(3) Under liquidation